                                                                    EXHIBIT 99.2

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

The unaudited pro forma combined balance sheet as of September 30, 2002 (the "Unaudited Pro Forma Combined Balance Sheet") gives pro forma effect to the acquisition of FASCO Motors as if it had occurred on September 30, 2002. The acquisition of FASCO Motors will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Pro Forma Balance Sheet are subject to change and the final values may differ substantially from these amounts. The Company does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position. The Unaudited Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 (the "Unaudited Pro Forma Combined Statements of Operations") gives pro forma effect of the acquisition of FASCO Motors as if it had occurred on January 1, 2001. The Unaudited Pro Forma Statements of Operations do not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The pro forma adjustments are based upon available information and various assumptions that the Company believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Pro forma adjustments have been used to eliminate historical goodwill amortization over the periods presented. The allocation of the purchase price is preliminary and will be revised upon the completion of the fixed asset and intangible asset appraisals, which are in progress. The final allocations and the amounts included in these pro forma financial statements could differ significantly.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002 (in millions)


                                                           Tecumseh         FASCO        Adjustments   Notes       Pro Forma
                                                           -----------------------------------------------------------------
ASSETS
Cash and cash equivalents                                  $   369.2       $   8.9        $  (105.9)   (a)             272.2
Accounts receivable, less allowance                            203.0          35.1             30.8    (b)
                                                                                               (1.8)   (h)             267.1
Accounts receivable - affiliates                                   -           7.8             (7.8)   (c)                 -
                                                           ----------------------------------------                ---------
              Total receivables                                203.0          42.9             21.2                    267.1

Inventories                                                    262.4          37.6              5.1    (f)             305.1
Deferred income taxes                                           44.8          13.6             (1.8)   (k)              56.6
Prepayments and other Current assets                            17.6           6.0              1.0    (a)              24.6
                                                           ----------------------------------------                ---------
              TOTAL CURRENT ASSETS                             897.0         109.0            (80.4)                   925.6

Net property                                                   389.2         132.4             (7.9)   (d)
                                                                                               40.0    (g)             553.7
Goodwill and intangibles, less amortization                     43.7         409.3             20.0    (j)
                                                                                               15.0    (j)
                                                                                             (409.3)   (l)
                                                                                              226.2    (l)             304.9
Long-term receivables - affiliates                                 -         227.3           (227.3)   (c)                 -
Deferred income taxes                                           52.6             -              2.1    (k)              54.7
Prepaid pension expense                                        158.9             -                -                    158.9
Other assets                                                    16.1             -                -                     16.1
                                                           ----------------------------------------                ---------
              TOTAL ASSETS                                 $ 1,557.5       $ 878.0         $ (421.6)               $ 2,013.9
                                                           ========================================                =========

LIABILITIES AND EQUITY

Trade payables                                             $   121.3       $  47.9           $ (1.8)   (h)           $ 167.4
Trade payables - affiliates                                        -          35.9            (35.9)   (c)                 -
                                                           ----------------------------------------                ---------
              Total payables                                   121.3          83.8            (37.7)                   167.4

Income taxes payable                                             7.4          10.2                -                     17.6
Short-term borrowings                                           10.0          13.8                -                     23.8
Accrued liabilities                                            138.1          16.2                -                    154.3
                                                           ----------------------------------------                ---------
              TOTAL CURRENT LIABILITIES                        276.8         124.0            (37.7)                   363.1

Long-term debt                                                  44.0           1.6            300.0    (a)             345.6
Long-term payable to affiliates                                    -         316.2           (316.2)   (c)                 -
Deferred income taxes                                            3.0          24.3             18.9    (k)              46.2
Pension & other postretirement benefit liabilities             223.7          19.0              5.8    (e)             248.5
Product warranty and self-insured risks                         21.0           0.5                -                     21.5
Accrual for environmental matters                               28.4             -                -                     28.4
                                                           ----------------------------------------                ---------
              TOTAL LIABILITIES                                596.9         485.6            (29.2)                 1,053.3

EQUITY
Class A common stock                                            13.4             -                -                     13.4
Class B common stock                                             5.1             -                -                      5.1
Retained earnings                                            1,075.5         392.4           (392.4)   (i)           1,075.5
Accumulated other comprehensive income                        (133.4)            -                -                   (133.4)
                                                           ----------------------------------------                ---------
              TOTAL EQUITY                                     960.6         392.4           (392.4)                   960.6


                                                           ----------------------------------------                ---------
              TOTAL LIABILITIES AND EQUITY                 $ 1,557.5       $ 878.0         $ (421.6)               $ 2,013.9
                                                           ========================================                =========



See accompanying Notes to Unaudited Proforma Combined Balance Sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              (DOLLARS IN MILLIONS)

The Unaudited Pro Forma Combined Balance Sheet as of September 30, 2002 gives pro forma effect to the acquisition of FASCO Motors as if it had occurred on September 30, 2002.

(a) Reflects the estimated sources and uses of funds for the sole purpose of acquiring FASCO Motors presented as if the acquisition had occurred on September 30, 2002. The purchase price of $415 million has been adjusted to reflect the impact of adjustments for estimated trade working capital, estimated net debt as well as other purchase price adjustments as if the acquisition had occurred on September 30, 2002.

       At closing, the Company borrowed (i) $250 million under the Bridge Credit Agreement, which requires refinancing within ninety days, and (ii) $75 million under the Three-Year Credit Agreement. The Company intends to refinance both of these short-term borrowings with long-term financing of between $250 million and $300 million. The Unaudited Combined Pro Forma Balance Sheet reflects the high end of the Company's estimated range of the long-term debt balance that will replace the $325 million of short term financing used to fund this transaction.

       The Company estimates (i) $1 million in loan origination fees related to the Bridge Credit Agreement, Three-Year Credit Agreement and subsequent refinancing into long-term debt and (ii) $5.5 million in acquisition related fees.

                                                             Initial           Impact           Final
                                                           Acquisition           of           Acquisition
                                                            Financing        Refinancing       Financing
                                                           -----------       -----------      -----------
                                                                             (in millions)
       Source of funds:
       Borrowings under the Bridge Credit Agreement        $    250.0        $   (250.0)       $       -
       Borrowings under the Three-Year Credit Agreement          75.0             (75.0)               -
       Long term financing                                          -             300.0            300.0
       Cash                                                      80.9              25.0            105.9
                                                           ----------        -----------       ---------
                           Total sources                   $    405.9        $        -        $   405.9
                                                           ==========        ===========       =========


                                                              September
                                                              30, 2002
                                                            -------------
                                                            (in millions)
       Use of funds:
       Acquisition of FASCO Motors                           $     400.0
       Estimated reduction for trade working capital                (8.3)
       Estimated reduction for net debt                             (6.5)
       Other estimated purchase price reductions                    (0.8)
       Estimated acquisition related fees                            5.5
       Estimated loan origination fees                               1.0
                                                             ------------
          Sub-total                                                390.9
       Consideration for non-compete agreement                      15.0
                                                             ------------
          Total uses                                         $     405.9
                                                             ============


(b) Reflects the termination of a receivables factoring arrangement as if it had occurred as of September 30, 2002. The adjustment represents the value of receivables that had been sold as of September 30, 2002. The receivables factoring arrangement was terminated prior to closing.

(c) Reflects the adjustment to eliminate receivables and payables balances with affiliates, which were settled at closing.

(d) Reflects the net book value of assets that will not be acquired by the Company. Assets consist of $4.8 million and $3.1 million for the Ozark, Missouri and Elkhorn, Wisconsin facilities, respectively.

(e) Reflects the net impact of transferring FASCO's pension and OPEB liabilities and associated assets as of September 30, 2002 in accordance with the agreement. These amounts also reflect the impact of purchase accounting.

                                                             September
                                                              30, 2002
                                                          ------------------
                                                            (in millions)
       Increase pension obligations                        $           7.2
       Decrease OPEB obligations                                      (1.4)
                                                           ----------------

                           NET ADJUSTMENT                  $           5.8
                                                           ================



(f) Reflects an increase in inventory to its estimated fair market value less an amount equal to the profit associated with selling and distribution efforts.

(g) Reflects an increase in property, plant and equipment to its estimated fair market value.

(h) Reflects the adjustment to eliminate receivable and payable balances between Tecumseh and FASCO, which as a result of the acquisition constitute intercompany balances that would eliminate in consolidation.

(i)    Reflects the elimination of FASCO's retained earnings.

(j) Reflects the recognition of the estimated fair value of (1) $20 million for intangible assets subject to amortization resulting from this transaction and (ii) $15 million for a non-compete agreement.

(k) Reflects the estimated impact on deferred taxes resulting from the purchase accounting adjustments related to the acquisition of FASCO Motors.

(l) Reflects the net adjustment to recognize the estimated fair value of goodwill and other intangible assets with indefinite useful lives resulting from the acquisition.

                                                                   September
                                                                   30, 2002
                                                                 -------------
                                                                 (in millions)
       Historical net book value of FASCO Motors                    $ 392.4

       Adjustments:
       Eliminate historical book value of FASCO Motors'
         intangible assets                                           (409.3)
       Capitalization of estimated loan origination
         fees (note a)                                                  1.0
       Impact of the termination of the receivables
         factoring arrangement (note b)                                30.8
       Elimination of receivables from affiliates (note c)           (235.1)
       Elimination of payables to affiliates (note c)                 352.1
       Elimination of assets not acquired (note d)                     (7.9)
       Estimated increase in pension and post retirement
         reserve (note e)                                              (5.8)
       Estimated increase in inventory to estimate fair
         market value (note f)                                          5.1
       Estimated increase in property plant and equipment to
         estimated fair value (note g)                                 40.0
       Capitalization of estimated fair value of the
         non-compete agreement (note j)                                15.0
       Recognition of the estimated fair value of intangibles
         assets subject to amortization (note j)                       20.0
       Estimated increase in deferred tax assets (note k)               0.3
       Estimated increase in deferred tax liability (note k)          (18.9)
                                                                    -------
         Total adjustments                                           (212.7)
                                                                    -------
       Estimated fair value of acquired net tangible and
         intangible assets subject to amortization                  $ 179.7



       Purchase price (note a)                                      $ 405.9
       Less estimated fair value of acquired net tangible
         and intangibles assets subject to amortization               179.7
                                                                    -------
       Estimated goodwill and intangibles assets with
         indefinite useful lives resulting from the
         acquisition                                                $ 226.2
                                                                    =======


              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September, 30, 2002 (in millions, except per share amounts)

                                                                                  (a)
                                                                  Tecumseh       FASCO        Adjustments   Notes   Pro Forma
                                                                  ---------------------------------------------------------------

 SALES                                                            $ 1,039.6     $ 352.0            (8.1)     (e)      1,383.5

 COSTS AND EXPENSES
 Costs of sales & Operating Expenses                                  882.1       281.8             1.7      (c)
                                                                                                   (8.1)     (e)
                                                                                                    1.8      (f)
                                                                                                   (2.8)     (g)
                                                                                                    7.2      (h)      1,163.7
 Selling, administrative, and other expenses                           88.9        32.4               -                 121.3
 Nonrecurring charges                                                   4.5         5.5               -                  10.0
                                                                  -------------------------------------             ---------

           Total costs and expenses                                   975.5       319.7            (0.2)              1,295.0

 OPERATING INCOME                                                      64.1        32.3            (7.9)                 88.5

 Interest expense                                                      (3.5)       (7.3)           (4.2)     (d)        (15.0)
 Interest income and other, net                                         8.8           -            (0.3)     (d)          8.5
                                                                  -------------------------------------             ---------

 INCOME BEFORE TAXES                                                   69.4        25.0           (12.4)                 82.0

 Provision for income taxes                                            24.6        10.5            (3.8)     (i)         31.3
 Effect of accounting change for goodwill, net of tax                  (3.1)          -               -                  (3.1)
                                                                  -------------------------------------             ---------

 NET INCOME                                                       $    41.7     $  14.5          $ (8.6)            $    47.6
                                                                  =====================================             =========

 Basic and diluted earnings per share                             $    2.26                                         $    2.58
                                                                  =========                                         =========
 based on 18,479,684 shares outstanding


For the Year Ended December 31, 2001 (in millions, except per share amounts)

                                                                                 (b)
                                                                  Tecumseh       FASCO        Adjustments   Notes   Pro Forma
                                                                  ---------------------------------------------------------------

 SALES                                                            $ 1,398.9     $ 478.9        $  (12.3)     (e)    $ 1,865.5

 COSTS AND EXPENSES
 Costs of sales & Operating Expenses                                1,207.2       386.9             2.3      (c)
                                                                                                  (12.3)     (e)
                                                                                                    2.4      (f)
                                                                                                  (11.0)     (g)
                                                                                                    9.5      (h)      1,585.0
 Selling, administrative, and other expenses                          112.1        38.8               -                 150.9
 Nonrecurring charges                                                  35.4         9.2               -                  44.6
                                                                  -------------------------------------             ---------

             Total costs and expenses                               1,354.7       434.9            (9.1)              1,780.5

 OPERATING INCOME                                                      44.2        44.0            (3.2)                 85.0

 Interest expense                                                      (4.1)      (14.3)           (1.3)     (d)        (19.7)
 Interest income and other, net                                        20.3         0.9            (0.3)     (d)         20.9
                                                                  -------------------------------------             ---------

 INCOME BEFORE TAXES                                                   60.4        30.6            (4.8)                 86.2

 Provision for income taxes                                            17.6        16.5            (0.9)     (i)         33.2

                                                                  -------------------------------------             ---------
 NET INCOME                                                       $    42.8     $  14.1        $   (3.9)            $    53.0
                                                                  =====================================             =========

 Basic and diluted earnings per share                             $    2.32                                         $    2.87
                                                                  =========                                         =========
 based on 18,479,684 shares outstanding



See accompanying Notes to Unaudited Pro Forma Combined Statements of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                              (DOLLARS IN MILLIONS)


The Unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 give pro forma effect to the acquisition of FASCO Motors as if it had occurred on January 1, 2001.

(a) FASCO Motors historical fiscal year end was March 31. For purposes of the Unaudited Pro Forma Combined Statements of Operations, the results for the nine months ended September 30, 2002 for FASCO Motors were obtained by combining the results for the six months ended September 30, 2002 and the fiscal quarter ended March 31, 2002. The result of combining these periods is reflected as the historical FASCO results for the nine months ended September 30, 2002.

(b) For purposes of the Unaudited Pro Forma Combined Statements of Operations, the twelve months ended March 31, 2002 for FASCO Motors have been combined with the twelve months ended December 31, 2001 for Tecumseh Products Company to represent the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001.

(c) Reflects the net impact of transferring FASCO's pension and OPEB liabilities and associated assets as of September 30, 2002 in accordance with the agreement. These amounts also reflect the impact of purchase accounting.


                                               Nine months
                                                  ended           Year ended
                                              September 30,      December 31,
                                                   2002              2001
                                              -------------      ------------
                                                        (in millions)
       Pension                                    $ 1.3             $ 1.7
       OPEB                                         0.4               0.6
                                                  -----             -----

                 NET ADJUSTMENT                   $ 1.7             $ 2.3
                                                  =====             =====

(d)    Reflects the net effect on interest income and expense resulting from
       (i) the elimination of historical interest expense due to affiliates;
       (ii) the elimination of historical fees attributable to factored receivables; (iii) borrowings to initially fund the acquisition of FASCO Motors; (iv) long-term debt to replace the initial acquisition financing;
       (v) amortization of $1 million in debt origination fees over an average life of five years; and (vi) a decrease in interest income resulting from the reduction in cash after the refinancing into long-term debt.

       For purposes of the Unaudited Pro Forma Combined Statements of Operations
       (i) the refinancing of $300 million of the initial $325 million of short-term acquisition financing into long-term debt is reflected as if it occurred on January 1, 2001; and (ii) the remaining balance of the initial short term acquisition financing, or $25 million, is reflected as being paid down on March 31, 2001.

       Interest expense on long-term debt has been calculated assuming $300 million in borrowings. If the Company borrows at the bottom of its estimated range, $250 million, after-tax earnings would improve by $0.8 million ($0.04 per share) and $1 million ($0.06 per share) for the nine months ended September 30, 2002 and year ended December 31, 2001, respectively.


                                                                             Nine months
                                                                                ended          Year ended
                                                                            September 30,     December 31,
                                                                                 2002             2001
                                                                            -------------     ------------
                                                                                      (in millions)

       Historical FASCO Motors interest expense                                $ (5.3)          $ (12.2)
       Historical FASCO Motors fees on factored receivables                      (1.5)             (1.4)
       Interest on initial acquisition financing (See 1 below)                      -               0.1
       Interest on long-term debt (See 2 below)                                  10.8              14.6
       Amortization of loan origination fee                                       0.2               0.2
                                                                               ------           -------
        NET INCREASE TO INTEREST EXPENSE                                       $  4.2           $   1.3
                                                                               ======           =======

                                                                               ------           -------
       REDUCTION TO INTEREST INCOME (See 3 below)                              $ (0.3)          $  (0.3)
                                                                               ======           =======
        Impact of 1/8% variance on initial acquisition financing               $    -           $  0.01
        Impact of 1/8% variance on long-term debt                                0.28              0.38
        Impact of 1/8% variance on interest income                               0.02              0.02



       ________

       (1) Reflects interest expense on $25 million of initial acquisition financing at 2.02% for three months.

       (2) Reflects interest expense on $300 million of long-term debt at 4.85%.

       (3) Reflects the reduction in interest income on $25 million at 1.5% for nine months.

(e) Reflects the elimination of sales between Tecumseh and FASCO Motors, which as a result of the acquisition constitute intercompany sales.

(f) Reflects increased depreciation expense as a result of the estimated write up of property, plant and equipment to fair market value.

(g) Tecumseh adopted the provisions SFAS 142 effective January 1, 2002. For purposes of the Unaudited Pro Forma Combined Statements of Operations the provisions of SFAS 142 have been applied to the FASCO Motors acquisition effective January 1, 2001. The resulting adjustment reflects the elimination of FASCO Motors historical goodwill amortization.

(h) Reflects estimated amortization expense for (i) a non-compete agreement of $15 million with a two year useful life; and (ii) $20 million in other intangibles over an estimated ten year useful life.

(i) Reflects the estimated income tax effect of the Company's pro forma adjustments using an effective tax rate of 36%.